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                                                                     EXHIBIT 4.4



                                                                  EXECUTION COPY


                           COLLATERAL TRUST AGREEMENT


                 COLLATERAL TRUST AGREEMENT, dated as of November 7, 1994 between NFC ASSET TRUST, a Delaware business trust (hereinafter, together with its successors and assigns, called the "Borrower"), and BANKERS TRUST COMPANY, a New York banking corporation, not in its individual capacity but solely as trustee (in such capacity, the "Collateral Trustee").


                             W I T N E S S E T H :


                 WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Borrower, certain financial institutions parties thereto from time to time, and Chemical Bank, as Administrative Agent, are entering into a Liquidity Agreement (as amended, supplemented or otherwise modified from time to time, the "Liquidity Agreement") providing, among other things, for the commitment of the Lenders to make Loans to the Borrower pursuant to the Liquidity Agreement and establishing certain conditions for the issuance of Commercial Paper Notes by the Borrower pursuant to the Liquidity Agreement and the other Basic Documents; and

                 WHEREAS, the Borrower is entering into this Agreement with the Collateral Trustee to secure and provide for the repayment of the Obligations at any time and from time to time owing by the Borrower to the Secured Parties and to provide for the distribution to the Certificateholders of all amounts to which they are entitled in accordance with the terms and provisions set forth herein; and

                 WHEREAS, a condition to the effectiveness of the Liquidity Agreement is the execution and delivery by the Borrower and the Collateral Trustee of this Agreement.

                             DECLARATION OF TRUST:

                 NOW, THEREFORE, in order to secure the due and punctual
payment of the Obligations and to provide for the distribution to the Certificateholders of all amounts to which they are entitled and in consideration of the premises and the mutual agreements set forth herein, the Collateral Trustee does hereby declare that it holds and will hold as trustee in trust under this Agreement all of its right, title and interest in, to and under all the Assigned Collateral (as hereinafter defined), whether now existing or hereafter arising (and the Borrower does hereby consent thereto);
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                 TO HAVE AND TO HOLD the entire Assigned Collateral (the right, title and interest of the Collateral Trustee in the Assigned Collateral being hereinafter referred to as the "Collateral Trust Estate") unto the Collateral Trustee and its successors in trust under this Agreement and its assigns forever;

                 IN TRUST NEVERTHELESS, under and subject to the conditions herein set forth and for the benefit of the Secured Parties and (to the extent expressly provided herein) the Certificateholders, and for the enforcement of the payment of all Obligations and for the distribution to the Certificateholders of all amounts to which they are entitled, and as security for the performance of and compliance with the covenants and conditions of this Agreement;

                 PROVIDED, HOWEVER, that these presents are upon the condition that if the Borrower, its successors or assigns, shall satisfy the conditions set forth in subsection 9.7, then this Agreement, and the estates and rights hereby assigned, shall cease, terminate and be void; otherwise they shall remain and be in full force and effect; and

                 IT IS HEREBY FURTHER COVENANTED AND DECLARED, that the Collateral Trust Estate is to be held and applied by the Collateral Trustee, subject to the further covenants, conditions and trusts hereinafter set forth.


                 SECTION 1.  DEFINITIONS

                 1.1 Defined Terms. Capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in Appendix A to the Liquidity Agreement unless otherwise defined herein.

                 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Basic Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                 (b) As used herein and in the other Basic Documents, and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.
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                 (d)  The meanings given to terms defined herein shall be
equally applicable to both the singular and plural forms of such terms.


                 SECTION 2.  OBLIGATIONS COVERED HEREBY

                 This Agreement is made (i) to provide for and secure repayment of the following indebtedness and liabilities of the Borrower (such indebtedness and liabilities being herein called the "Obligations"): all indebtedness (including any interest thereon), whether absolute, fixed or contingent, at any time owing by or on behalf of the Borrower (A) to the holders from time to time of the outstanding Commercial Paper issued in accordance with Section 3 of the Liquidity Agreement and (B) to the Lenders and the Administrative Agent under the Liquidity Agreement, pro rata, in accordance with the respective amounts owed by the Borrower in respect of such obligations to the holders of the Commercial Paper and the Lenders and (ii) to the extent expressly provided herein, to provide for the distribution to the Certificateholders of all amounts to which they are entitled.


                 SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS; BORROWER REPRESENTATIVE AND DEPOSITARY REPRESENTATIVES

                 3.1 Representations and Warranties of the Borrower. The Borrower reaffirms and repeats its respective representations and warranties contained in the Liquidity Agreement and the other Basic Documents and hereby expressly incorporates them by reference, and agrees that the Collateral Trustee, on behalf of itself and the Secured Parties, may rely on such representations and warranties as though set forth herein in full.

                 3.2  Borrower Representatives and Depositary Representatives.
(a) With the delivery of this Agreement, the Borrower is furnishing to the Collateral Trustee, and from time to time thereafter may furnish to the Collateral Trustee, a certificate (hereinafter called a "Borrower Incumbency Certificate") of the Secretary or an Assistant Secretary of the Owner Trustee and of the Administrator certifying the incumbency and specimen signatures of officers of the Owner Trustee and of the Administrator and the agents of the Borrower (which may include employees or agents of the Administrator) (such officers and agents being hereinafter called the "Borrower Representatives") authorized to act, and to give instructions and notices, on behalf of the Borrower hereunder. Until the Collateral Trustee receives a subsequent Borrower Incumbency Certificate, the Collateral Trustee shall be entitled to conclusively rely on the last such Borrower Incumbency Certificate delivered to it for purposes of determining the authorized Borrower Representatives.
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                 (b)  With the delivery of this Agreement, the Borrower shall cause the Depositary to furnish to the Collateral Trustee, and from time to time thereafter may cause the Depositary to furnish to the Collateral Trustee, a certificate (hereinafter called a "Depositary Incumbency Certificate") of the Secretary or an Assistant Secretary or of a Vice President of the Depositary certifying the incumbency and specimen signatures of officers, employees and agents (such employees being hereinafter called the "Depositary Representatives") of the Depositary authorized to act, and to give instructions and notices, on behalf of the Depositary pursuant to this Agreement and the Depositary Agreement. Until the Collateral Trustee receives a subsequent Depositary Incumbency Certificate, the Collateral Trustee shall be entitled to conclusively rely on the last such Depositary Incumbency Certificate delivered to it for purposes of determining the authorized Depositary Representatives.


                 SECTION 4.  ASSIGNMENT

                 4.1 Assignment. In order to secure and to provide for the repayment of the Obligations, the Borrower hereby assigns, conveys, transfers, delivers and sets over unto the Collateral Trustee for the benefit of the Lenders, the Administrative Agent and the holders of the Commercial Paper (collectively, the "Secured Parties" and each, a "Secured Party"), and hereby grants to the Collateral Trustee for the benefit of each Secured Party a security interest in all right, title and interest of the Borrower in, to and under the following (all of the following indicated in clauses (i) through (xiv) being referred to collectively as the "Assigned Collateral"):

                    (i) the Financing Loan and Security Agreement, the Financing Note and the Trip Collateral, including without limitation, all moneys due and to become due to the Borrower in connection with the Financing Loan and Security Agreement, the Trip Interest Rate Caps and the Financing Note, and all rights, remedies, powers, privileges and claims of the Borrower as party to the Financing Loan and Security Agreement, assignee of the Trip Collateral and holder of the Financing Note, including, without limitation, the rights of the Borrower to enforce the Financing Loan and Security Agreement and the Trip Interest Rate Caps and the obligations of any Person thereunder and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such agreements or instruments or the obligations of any Person thereunder;

                    (ii)  all Trust Receivables, and all monies paid thereon
         (including Liquidation Proceeds and, with respect to such Trust Receivables that are Lease Receivables, Residual Payments) and due thereunder on and after the related Purchase Cutoff Date;
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                   (iii)  the security interests (A) in the Financed Vehicles granted by Obligors to secure repayment of any such Trust Receivable that is a Retail Receivable (and, to the extent permitted by law, in any accessions thereto which are financed by NFC) and (B) in Leased Vehicles (and, to the extent permitted by law, in any accessions thereto which are financed by NLC) granted by NLC pursuant to the Lease Receivables Purchase Agreement to secure payment of any such Trust Receivable that is a Lease Receivable;

                    (iv) the benefits of any lease assignments with respect to the Vehicles to which the Trust Receivables relate;

                    (v) any proceeds from any Insurance Policies with respect to the Trust Receivables;

                    (vi) any proceeds from Dealer Liability with respect to the Trust Receivables, proceeds from any NITC Purchase Obligations with respect to the Trust Receivables and proceeds from any Guaranties of Trust Receivables;

                   (vii) the Receivables Purchase Agreement, including, without limitation, all amounts payable by Trip pursuant to Section
         5.04 of the Receivables Purchase Agreement and all other moneys due and to become due to the Borrower thereunder or in connection therewith, whether payable as fees, expenses, costs, indemnitees, damages for the breach of the Receivables Purchase Agreement or otherwise, all rights, remedies, powers, privileges and claims of the Borrower under or with respect to the Receivables Purchase Agreement (whether arising pursuant to the terms of the Receivables Purchase Agreement or otherwise available to the Borrower at law or in equity), including, without limitation, the right of the Borrower to enforce the obligations of Trip thereunder (including the obligation to repurchase Trust Receivables under certain circumstances) and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Receivables Purchase Agreement;

                 (viii) the Trust Servicing Agreement, including without limitation, all amounts payable by the Trust Servicer pursuant to
         Section 2.07 of the Trust Servicing Agreement and all other moneys due and to become due to the Borrower thereunder or in connection therewith, whether payable as fees, expenses, costs, indemnitees, damages for the breach of the Trust Servicing Agreement or otherwise, all rights, remedies, powers, privileges and claims of the Borrower under or with respect to the Trust Servicing Agreement (whether arising pursuant to the terms of the Trust Servicing Agreement or otherwise available to the Borrower at law or in equity), including, without limitation, the right of the Borrower to enforce the obligations of the Trust Servicer thereunder and to give or withhold any and
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         all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Trust Servicing Agreement;

                    (ix) the Trust Interest Rate Caps, including without limitation, all monies due and to become due to Trip thereunder or in connection therewith, whether payable as fees, expenses, costs, indemnities, damages for breach of such Trust Interest Rate Caps or otherwise, and all rights, remedies, powers, privileges and claims of Trip under or with respect to such Trust Interest Rate Caps (whether arising pursuant to the terms of such Trust Interest Rate Caps or otherwise available to Trip at law or in equity) , including, without limitation, the right of Trip to enforce the obligations of the Counterparties thereunder and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such Trust Interest Rate Caps;

                    (x) from and after the date the Trust Wholesale Certificate is purchased by the Borrower, the Trust Wholesale Certificate, including without limitation, all monies due and to become due to the Borrower in connection with the Trust Wholesale Certificate, and all rights, remedies, powers, privileges and claims of the Borrower as holder of the Trust Wholesale Certificate, including, without limitation, the rights of the Borrower as holder of the Trust Wholesale Certificate to enforce the Wholesale Pooling and Servicing Agreement and the Wholesale Supplement and the obligations of any Person thereunder and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such agreements or the obligations of any Person thereunder;

                    (xi)  the Administration Agreement and the other Basic
         Documents, including, without limitation, all moneys due and to become due to the Borrower thereunder or in connection therewith, other than indemnity payments, whether payable as fees, expenses, costs, insurance recoveries, damages for the breach of the Administration Agreement or the other Basic Documents or otherwise, and all rights, remedies, powers, privileges and claims of the Borrower under or with respect to the Administration Agreement and the other Basic Documents (whether arising pursuant to the terms of the Basic Documents or otherwise available to the Borrower at law or in equity), including, without limitation, the rights of the Borrower to enforce the Administration Agreement and the other Basic Documents and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Administration Agreement and the other Basic Documents;
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                   (xii)  all additional property that may from time to time
         hereafter be subjected to the grant and pledge hereof by the Borrower or by any Person on its behalf, including the deposit with the Collateral Trustee of additional moneys by the Borrower;

                 (xiii) the Collateral Account, the Non-Pro Rata Funding Account, the Reserve Account, the Spread Account and, to the extent set forth in subsection 5.5, the Commercial Paper Account, including all funds held in such accounts and all Eligible Investments and other certificates and instruments, if any, from time to time representing or evidencing investment of such amounts; and

                   (xiv)  all Proceeds of any of the foregoing.

                 Concurrently with the execution and delivery of this Agreement, the Borrower shall cause the Financing Note to be delivered to the Collateral Trustee, for the ratable benefit of each Secured Party.

                 Notwithstanding the assignment and security interest so granted to the Collateral Trustee, the Borrower shall nevertheless be permitted, subject to the provisions of subsection 4.3 and Section 6, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or contemplated to be given by the Borrower by the specific terms of any of the Basic Documents, and the assignment and security interest so granted to the Collateral Trustee shall not relieve the Borrower from the performance of any term, covenant, condition or agreement on the Borrower's part to be performed or observed under or in connection with any of the Basic Documents, or impose any obligation on the Collateral Trustee, the Administrative Agent or the Lenders to perform or observe any such term, covenant, condition or agreement on the Borrower's part to be so performed or observed or impose any liability on the Collateral Trustee, the Administrative Agent or the Lenders for any act or omission on the part of the Borrower relative thereto or from any breach of any representation or warranty on the part of the Borrower contained in the Basic Documents, or made in connection therewith.

                 4.2 Application of Assigned Collateral. The Borrower hereby acknowledges and agrees that, until this Agreement is terminated, all moneys and other cash proceeds due and to become due to the Borrower under the Assigned Collateral shall be paid directly to the Collateral Trustee and that the Borrower agrees if any such moneys or other cash proceeds shall be received by the Borrower, such moneys and other cash proceeds will not be commingled by the Borrower with any of its other funds or property, but will be held separate and apart therefrom and shall be held in trust by the Borrower for and promptly paid over to the Collateral Trustee. All moneys and other cash proceeds received by the Collateral Trustee pursuant to this Section 4
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shall be deposited in the Collateral Account for application as provided in subsection 5.3.

                 4.3 Performance of Agreements. Promptly following a request from the Collateral Trustee or the Administrative Agent to do so and at the Borrower's own expense, the Borrower agrees (a) to take all such lawful action as the Collateral Trustee or the Administrative Agent may reasonably request to compel or secure the performance and observance by any Person of its obligations to the Borrower (i) under or in connection with the Financing Loan and Security Agreement, in accordance with the terms thereof, (ii) under or in connection with the Receivables Purchase Agreement, the Trust Servicing Agreement or the Trust Interest Rate Caps, in accordance with the terms thereof, (iii) as holder of the Trust Wholesale Certificate, under or in connection with the Wholesale Pooling and Servicing Agreement or the Wholesale Supplement, in accordance with the terms thereof, and (iv) any party to any other Basic Document of its obligations to the Borrower thereunder in accordance with the terms thereof, and (b) to exercise any and all rights, remedies, powers and privileges lawfully available to the Borrower (i) under or in connection with the Financing Loan and Security Agreement and the Trip Collateral, (ii) under or in connection with the Receivables Purchase Agreement, the Trust Servicing Agreement or the Trust Interest Rate Caps, (iii) as holder of the Trust Wholesale Certificate, under or in connection with the Wholesale Pooling and Servicing Agreement or the Wholesale Supplement or (iv) under or in connection with any Basic Document, in each case to the extent and in the manner directed by the Collateral Trustee or the Administrative Agent, including, without limitation, the transmission of notices of default on the part of any party to any Basic Document or to the Wholesale Pooling and Servicing Agreement or the Wholesale Supplement and the institution of legal or administrative actions or proceedings to compel or secure performance by any party to any Basic Document or to the Wholesale Pooling and Servicing Agreement or to the Wholesale Supplement of its respective obligations. The Borrower further agrees that it will not, without the prior written consent of the Collateral Trustee and the Administrative Agent, (a) exercise any right, remedy, power or privilege available to it under or in connection with the (i) Financing Loan and Security Agreement or the Trip Collateral, (ii) the Receivables Purchase Agreement, the Trust Servicing Agreement or the Trust Interest Rate Caps or (iii) the Wholesale Pooling and Servicing Agreement or the Wholesale Supplement, (b) take any reasonable action to compel or secure performance or observance by (i) any Person of its obligations to the Borrower under or in connection with the Financing Loan and Security Agreement, the Financing Note or the Trip Collateral, (ii) any Person of its obligations to the Borrower under or in connection with the Receivables Purchase Agreement, the Trust Servicing Agreement or the Trust Interest Rate Caps, (iii) any Person of its obligations to the Borrower as holder of the Trust Wholesale Certificate under or in connection with the Wholesale Pooling and Servicing Agreement or the
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Wholesale Supplement or (iv) any party to any other Basic Document or (c) give any consent, request, notice, direction, approval, extension or waiver to any Person under (i) the Financing Loan and Security Agreement or the Trip Collateral, (ii) the Receivables Purchase Agreement, the Trust Servicing Agreement or the Trust Interest Rate Caps or (iii) the Wholesale Pooling and Servicing Agreement or the Wholesale Supplement, in each case, not required to be exercised, taken, observed or given by the Borrower pursuant to the terms thereof.

                 4.4 Location of Records, etc. The Borrower hereby covenants and agrees that (a) its chief place of business and chief executive office, and the place where its records pertaining to the Assigned Collateral will be kept, shall at all times be located at the offices of the Owner Trustee, 1201 Market Street, Wilmington, Delaware 19801 and the Borrower will not change such location without giving the Collateral Trustee prior notice of such change, (b) it will at all times maintain each office from which it shall administer the Assigned Collateral, and its chief place of business and chief executive office, within the United States of America and (c) it will not change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed in connection herewith seriously misleading within the meaning of any applicable UCC then in effect, unless it shall have given the Collateral Trustee and the Administrative Agent at least 60 days' prior written notice thereof and taken all action required by subsection 9.2.

                 4.5 Notice of Default under Basic Documents. The Borrower agrees, at its own expense, to give the Collateral Trustee and the Administrative Agent prompt (and in no event more than two Business Days thereafter) written notice of each default coming to the Borrower's attention on the part of any Person under any of the Basic Documents.

                 4.6 Custody of Basic Documents. Simultaneously with the execution and delivery by the Borrower of this Agreement, the Borrower is delivering to the Collateral Trustee an original counterpart of each Basic Document currently in effect, including the Financing Note, which at all times shall be retained in the custody and possession of the Collateral Trustee until the termination of this Agreement. At the time of its acquisition of the Trust Wholesale Certificate, the Borrower shall deliver to the Collateral Trustee an original counterpart of the Wholesale Pooling and Servicing Agreement and the Wholesale Supplement, which at all times thereafter shall be retained in the custody and possession of the Collateral Trustee until the termination of this Agreement.

                 4.7 Delivery of Eligible Investments. The Collateral Trustee agrees, by its acceptance hereof, that: (a) any Designated Account Property that constitutes Physical Property shall be delivered to the Collateral Trustee in accordance with
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paragraph (i) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Collateral Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Collateral Trustee; (b) any Designated Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph
(ii) of the definition of "Delivery" and shall be maintained by the Collateral Trustee, pending maturity or the disposition, through continued book-entry registration of such Designated Account Property as described in such paragraph; and (c) any Designated Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (b) above shall be delivered to the Collateral Trustee in accordance with paragraph
(iii) of the definition of "Delivery" and shall be maintained by the Collateral Trustee, pending maturity or disposition, through continued registration of the Collateral Trustee's (or its nominee's) ownership of such security.

                 4.8 No Liability. Neither the Collateral Trustee, nor any director, officer, employee, agent or stockholder of the Collateral Trustee, shall be liable for any action taken or omitted to be taken by it or them relative to any of the Assigned Collateral except for its or their own negligence or willful misconduct, and the Collateral Trustee shall not be liable for any action or omission to act on the part of any agent appointed and selected by the Collateral Trustee with reasonable care to act with respect to the Assigned Collateral or any part thereof.

                 4.9 Release of Assigned Collateral. Upon receipt of the Administrative Purchase Payment with respect to an Administrative Receivable, the Warranty Payment with respect to a Warranty Receivable, the Permitted Transfer Payment with respect to a Permitted Transfer Receivable, or an Optional Purchase Payment with respect to an Optional Purchase Receivable, respectively, the Collateral Trustee shall assign, without recourse, representation or warranty, to the Administrative Purchaser, the Warranty Purchaser, Trip or the Trust Servicer, as applicable, all of the Collateral Trustee's right, title and interest in, to and under (a) such Administrative Receivable, Warranty Receivable, Permitted Transfer Receivable or Optional Purchase Receivable, as applicable, and all monies due thereon, (b) the security interests in the related Vehicles and, to the extent permitted by law, in any accessions thereto which are financed by NFC or NLC, (c) the benefits of any lease assignments with respect to the Vehicle or Vehicles to which such Receivable relates, (d) the proceeds from any Insurance Policies with respect to such Receivable, (e) the proceeds from Dealer Liability with respect to such Receivable, proceeds from any NITC Purchase Obligations with respect to such Receivable and proceeds from any Guaranties of such Receivable, (f) the Lease Receivables Purchase Agreement, the Retail Receivables Purchase Agreement, the Receivables Purchase Agreement and/or the Trip Servicing Agreement or the Trust Servicing Agreement with respect to such
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Receivable, and (g) proceeds of any and all of the foregoing, such assignment being an assignment outright and not for security. Upon the assignment of such Receivable and related rights described in the preceding sentence, the Administrative Purchaser, the Warranty Purchaser, Trip or the Trust Servicer, as applicable, shall own such Receivable, and all such security and documents, free of any further obligations to either the Collateral Trustee or the Secured Parties.


                 SECTION 5.  COLLATERAL ACCOUNT

                 5.1 Establishment of Collateral Account, etc. The Collateral Trustee shall establish, and at all times during the term of this Agreement maintain, an Eligible Deposit Account in the name of and under the control of the Collateral Trustee for the benefit of the Secured Parties and the Certificateholders, as their interests may appear in this Agreement (said account being called the "Collateral Account" and being identified on the date hereof as Chemical Bank Account No. 323-080995), the operation of which shall be governed by this Section 5.

                 For administrative purposes only, the Collateral Trustee shall establish or cause to be established seven subaccounts of the Collateral Account as follows: the "General Subaccount", the "Collection Subaccount", the "Expense Subaccount", the "Interest Subaccount", the "Special Interest Subaccount", "Principal Subaccount" and the "Settlement Subaccount".

                 It is understood and agreed by the Borrower, the Collateral Trustee and the Administrative Agent that there shall be deposited in the Collateral Account the following moneys, cash and proceeds: (a) the proceeds from the sale of Commercial Paper, to the extent not required to repay any maturing Commercial Paper on the date of issuance of such Commercial Paper, and to the extent not maintained in the Commercial Paper Account pursuant to the terms of the Depositary Agreement, (b) the proceeds of Loans (other than any proceeds of Refunding Loans deposited directly into the Commercial Paper Account pursuant to the Liquidity Agreement and any proceeds of Non-Pro Rata Revolving Loans and Non-Pro Rata Reserve Account Loans), (c) to the extent provided in Section 3.3(c) of the Trust Agreement, the proceeds from the sale of Trust Certificates pursuant to the terms of the Equity Documents and (d) all moneys received by the Collateral Trustee pursuant to this Agreement or any other Basic Document and required by the terms hereof or thereof to be deposited by or on behalf of the Borrower in the Collateral Account, including amounts transferred from the Spread Account in accordance with the terms of this Agreement.

                 The Collateral Trustee shall also establish, and at all times during the term of this Agreement maintain, an Eligible Deposit Account in the name of and under the control of the
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Collateral Trustee on behalf of the Secured Parties (the "Non-Pro Rata Funding
Account" and being identified on the date hereof as Chemical Bank Account No. 323-081002). The Collateral Trustee, upon receipt of funds identified in a written notice received by the Collateral Trustee as being from a Non-Extending Lender pursuant to subsection 2.4 of the Liquidity Agreement, accompanied by identification of the Non-Extending Lender making such payment, shall deposit such funds into the Non-Pro Rata Funding Account.

                 The Collateral Trustee shall also establish, and at all times during the term of this Agreement maintain, an Eligible Deposit Account in the name of and under the control of the Collateral Trustee on behalf of Secured Parties (the "Reserve Account" and being identified on the date hereof as Chemical Bank Account No. 323-081029). The Collateral Trustee, upon receipt of funds identified in a written notice received by the Collateral Trustee as being from a Downgraded Lender pursuant to subsection 2.5 of the Liquidity Agreement, accompanied by identification of the Downgraded Lender making such payment, shall deposit such funds into the Reserve Account.

                 The Collateral Trustee shall also establish, and at all times during the term of this Agreement maintain, an Eligible Deposit Account in the name of and under the control of the Collateral Trustee on behalf of the Secured Parties and the Certificateholders, as their interests may appear in this Agreement (the "Spread Account" and being identified on the date hereof as Chemical Bank Account No. 323-081037). The Collateral Trustee, upon receipt of funds from Trip identified in a written notice received by the Collateral Trustee as being for deposit in the Spread Account, shall deposit such funds into the Spread Account and shall deposit any funds allocated for deposit in the Spread Account pursuant to subsection 5.3(a)(vi)(F) into the Spread Account.

                 The Collateral Trustee shall have complete dominion and control over the Collateral Account, the Non-Pro Rata Funding Account, the Reserve Account and the Spread Account and the Borrower hereby agrees that only the Collateral Trustee may make withdrawals from the Collateral Account, the Non-Pro Rata Funding Account, the Reserve Account and the Spread Account; provided, however, that the Borrower, the Administrative Agent and the Depositary may request withdrawals from the Collateral Account, the Non-Pro Rata Funding Account, the Reserve Account and the Spread Account in accordance with the terms of subsection 5.3.

                 Except for the Collateral Account, the Non-Pro Rata Funding Account, the Reserve Account, the Spread Account, the Commercial Paper Account, the Certificate Distribution Account and the Certificate Reserve Account, the Borrower agrees that it will not open or maintain a bank account with any Person without the written consent of the Rating Agencies. The Collateral Trustee shall give the Borrower, the Administrative Agent, the

Lenders, the Owner Trustee and the Depositary immediate notice if a Responsible Officer of the Collateral Trustee receives written notice or becomes aware that the Collateral Account, the Non-Pro Rata Funding Account, the Reserve Account, the Spread Account or any funds deposited therein become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

                 5.2 Collateral Account. Throughout the term of this Agreement, the Collateral Trustee shall be a pledgee in possession of the Deposited Funds in the Collateral Account and shall have the sole and exclusive right to endorse any check or any other instrument or security presented for deposit in the Collateral Account and to withdraw or order a transfer of Deposited Funds from the Collateral Account subject to the provisions of subsection 5.3 and the Borrower hereby appoints the Collateral Trustee the true and lawful attorney-in-fact of the Borrower, with full power of substitution, for the purpose of such endorsement or making any such withdrawal or ordering any such transfer of Deposited Funds from the Collateral Account, which appointment is coupled with an interest and is irrevocable.

                 5.3 Application of Proceeds. (a) On each Business Day, so long as a Responsible Officer of the Collateral Trustee has not received written notice that an Event of Default specified in subsection 8(a), (e), (r) or (s) of the Liquidity Agreement has occurred and is continuing (after giving effect to the allocation described below) and so long as the Collateral Account and the Spread Account or any Deposited Funds on deposit in the Collateral Account and the Spread Account are not then subject to any writ, order, judgment or warrant of attachment, execution or similar process, the Borrower, through a Borrower Representative (or with respect to clause (xiii)(B) below, the Depositary, through a Depositary Representative) shall instruct in writing the Collateral Trustee, with respect to amounts received by the Collateral Trustee for deposit in the Collateral Account and amounts on deposit in the Spread Account and the Collateral Account to:

                      (i)   make the following allocations:

                          (A) allocate proceeds of the issuance of Commercial Paper (net of amounts retained in the Commercial Paper Account to repay maturing Commercial Paper) received on such day to the General Subaccount;

                          (B) allocate proceeds of Revolving Loans received on such day to the General Subaccount;

                          (C) allocate Collections (other than the portion of any Permitted Transfer Payment or Optional Purchase Payment allocable to the Contract Value of the related Permitted Transfer Receivable or Optional Purchase Receivable, as the case may be) received on such day to the Collection Subaccount;

                          (D) allocate the portion of any Permitted Transfer Payment or Optional Purchase Payment allocable to the Contract Value of the related Permitted Transfer Receivable or Optional Purchase Receivable, as the case may be, received on such day to the Principal Subaccount; and

                          (E) allocate proceeds of the issuance of Trust Certificates received on such day to the General Subaccount;

                      (ii) allocate the portion of the aggregate amount on deposit in the General Subaccount (after giving effect to any deposits made thereto pursuant to clause (i) above) required to pay the following (in the following order of priority):

                          (A) to the Principal Subaccount, an amount equal to the excess, if any, of (i) the Daily Principal Utilization Amount for such Business Day over (ii) the aggregate amount on deposit in the Principal Subaccount on such Business Day (after giving effect to any deposit made thereto pursuant to clause (i)(D) above or, if such Business Day is a Settlement Date, clause (vi) below);

                          (B) to the Interest Subaccount, an amount equal to the excess, if any, of (i) the amount of interest due and payable on the Loans in accordance with the Liquidity Agreement on such Business Day (other than Default Interest or Special Interest) over (ii) the aggregate amount on deposit in the Interest Subaccount on such Business Day (after giving effect to any deposit made thereto pursuant to clause (vi) below if such Business Day is a Settlement Date); and

                          (C) to the Settlement Subaccount, if such date is a Settlement Date, an amount equal to the lesser of the Interest Reconciliation Amount for such Settlement Date, if any, and the aggregate amount allocated to the General Subaccount pursuant to clauses (i)(A) and (i)(B) above on such Settlement Date;

                    (iii) if on any Business Day, the amount on deposit in the General Subaccount (before the allocations provided for in clauses
         (ii)(A) and (ii)(B) above) is less than the amount required to make the allocations provided for in clauses (ii)(A) and (ii)(B) above, allocate amounts on deposit in the Collection Subaccount in the amount of such deficiency to the Principal Subaccount and the Interest Subaccount, respectively, to make such allocations;

                      (iv) if such date is a Settlement Date, allocate a portion of the aggregate amount on deposit in the Collection

         Subaccount equal to the excess, if any, of the Total Cash Available for such Settlement Date over Investment Earnings for such Settlement Date to the Settlement Subaccount;

                      (v) if, on any Settlement Date (after the transfer of Investment Earnings to the Settlement Subaccount pursuant to subsection 5.4) the sum of (A) the Total Cash Available for such Settlement Date and (B) the amount allocated to the Settlement Subaccount on such Settlement Date pursuant to clause (ii)(C) above is less than the amount required to make the payments from the Settlement Subaccount set forth in clauses (vi)(A) through (vi)(E) below, withdraw, or order the transfer of, amounts on deposit in the Spread Account in the amount of such deficiency to the Settlement Subaccount;

                      (vi) if such date is a Settlement Date, allocate the portion of the aggregate amount on deposit in the Settlement Subaccount (after giving effect to any deposits made thereto pursuant to clauses (ii)(C), (iv) and (v) above on such Settlement Date) as follows (in the following order of priority):

                          (A) to the Principal Subaccount, an amount equal to the excess, if any, of Credits Outstanding on such Settlement Date over the Borrowing Base on such Settlement Date;

                          (B) to the Interest Subaccount, an amount equal to the aggregate amount of interest (other than Default Interest and Special Interest in excess of the aggregate amount deposited in the Collateral Account under the Interest Rate Caps with respect to the related Monthly Period) that has accrued and is unpaid on the Loans from and including the immediately preceding Settlement Date to but excluding such Settlement Date;

                          (C) to the Expense Subaccount, an amount equal to the Commitment Fees that have accrued under subsection 2.9 of the Liquidity Agreement during the immediately preceding Monthly Period (or, in the case of the initial Settlement Date, during the period from and including the Effective Date to and including the last day of the Monthly Period preceding such Settlement Date) with respect to the average Utilized Available Commitment during such period;

                          (D) to the Certificate Distribution Account, the aggregate Interest Amounts with respect to all Trust Certificates with respect to such Settlement Date; provided, however, if, during any Option 2 Period, the OTC Rate applied to calculate the Interest Amount with respect to any Trust Certificate exceeds the sum of .75% per annum and the Trip Required Net Yield on such

         Settlement Date, the portion of such Interest Amount attributable to such excess (any such amounts due and payable to Certificateholders, "Special Certificate Interest") shall be allocable pursuant to this clause (vi)(D) only to the extent of any amounts deposited in the Collateral Account under the Trip Interest Rate Caps with respect to the related Monthly Period and not allocated to the payment of Special Interest pursuant to clause (vi)(B) above;

                          (E) pro rata, to the Trust Servicer and the Trip Servicer, the amount of the respective Trust Servicing Fee and Trip Servicing Fee, as applicable, for such Settlement Date;

                          (F) to the Spread Account, to the extent that the amount on deposit in the Spread Account is less than the Specified Spread Account Balance on such Settlement Date;

                          (G) to the Expense Subaccount, an amount equal to the Commitment Fees that have accrued under subsection 2.9 of the Liquidity Agreement during the immediately preceding Monthly Period (or, in the case of the initial Settlement Date, during the period from and including the Effective Date to and including the last day of the Monthly Period preceding such Settlement Date with respect to the average Unutilized Available Commitment during such period;

                          (H) to the Interest Subaccount, an amount equal to any Special Interest due and payable to the Lenders (in excess of the amount allocated with respect thereto pursuant to clause (vi)(B) above);

                          (I) to the Certificate Distribution Account, the aggregate amount of any Special Certificate Interest due and payable to the Certificateholders (in excess of the amount allocated with respect thereto pursuant to clause (vi)(D) above);

                          (J) to the Interest Subaccount, an amount equal to any Default Interest due and payable pursuant to the Liquidity Agreement;

                          (K) to the Administrative Agent, for the benefit of the relevant Lenders, all Lender Costs;

                          (L) to the Certificate Distribution Account, for the account of the relevant Certificateholders, the amount of all OTC Costs;

                          (M) to the Administrator, the Administration Fee for such Settlement Date;

                          (N) to Trip by wire transfer to an account specified in writing to the Collateral Trustee by Trip or, if such Settlement Date is on or after the Wind-Down Date, to the Principal Subaccount, an amount equal to the product of the Trip Percentage on such Settlement Date and the remaining amount on deposit in the Settlement Subaccount on such Settlement Date, after giving effect to all of the transactions referred to in clauses (vi)(A) through (vi)(M) above; provided, however, that if, prior to the Wind-Down Date, during an Option 2 Period (1) the Trip Required Net Yield on such Settlement Date is less than the sum of (x) the average of the offered rates for deposits in Dollars for a period of one-month which appears on Telerate Page 3750 as of 11:00 a.m., London time, two Working Days prior to such Settlement Date and (y) 2.5% per annum or (2) the date of the most recent Change in Trip Borrowing Base is more than five months before such Settlement Date, such amount shall be transferred to the Special Interest Subaccount; and

                          (O) to the Administrator by wire transfer to an account specified in writing to the Collateral Trustee by the Administrator or, if such Settlement Date is on or after the Wind-Down Date, to the Principal Subaccount, the remaining amount on deposit in the Settlement Subaccount on such Settlement Date, after giving effect to all of the transactions referred to in clauses (vi)(A) through (vi)(N) above; provided, however, that if, prior to the Wind-Down Date, during an Option 2 Period (1) the Trip Required Net Yield on such Settlement Date is less than the sum of (x) the average of the offered rates for deposits in Dollars for a period of one-month which appears on Telerate Page 3750 as of 11:00 a.m., London time, two Working Days prior to such Settlement Date and (y) 2.5% per annum or (2) the date of the most recent Change in Trip Borrowing Base is more than five months before such Settlement Date, such amount shall be transferred to the Special Interest Subaccount;

                   (vii) if such date is a Settlement Date, withdraw, or order the transfer of, amounts on deposit in the Spread Account (after giving effect to any withdrawals pursuant to clause (v) above) in excess of the Specified Spread Account Balance on such Settlement Date (as certified to the Collateral Trustee by the Administrator) to Trip by wire transfer to an account specified in writing to the Collateral Trustee by Trip;

                 (viii) if such date is a Settlement Date, withdraw, or order the transfer of, the portion of the aggregate amount on deposit in the Expense Subaccount equal to the aggregate amount of Commitment Fees, if any, due and payable to the

         Lenders under subsection 2.9 of the Liquidity Agreement on such Settlement Date to the Administrative Agent, for the account of each Lender;

                    (ix) if such date is a Settlement Date, withdraw, or order the transfer of, the portion of the aggregate amount on deposit in the Special Interest Subaccount equal to any Special Interest due and payable to the Lenders (in excess of the amounts allocated with respect thereto pursuant to clauses (vi)(B) and (vi)(H) above on such Settlement Date) to the Interest Subaccount;

                  (x) if such date is a Settlement Date, withdraw, or order the transfer of, the portion of the aggregate amount on deposit in the Special Interest Subaccount (after giving effect to the allocation of any amount pursuant to clause (ix) above) equal to any Special Certificate Interest due and payable to the Certificateholders (in excess of amounts allocated with respect thereto pursuant to clauses
         (vi)(D) and (vi)(I) above on such Settlement Date) to the Certificate Distribution Account;

                    (xi) if such date is the first Settlement Date after the end of an Option 2 Period on which (A) there is no Special Interest remaining due and payable to the Lenders (after giving effect to the allocation of any amounts therefor pursuant to clause (vi) above and any withdrawal from the Special Interest Subaccount pursuant to clause
         (ix) above on such Settlement Date) and (B) there is no Special Certificate Interest remaining due and payable to the Certificateholders (after giving effect to the allocation of any amounts therefor pursuant to clause (vi) above and any withdrawal from the Special Interest Subaccount pursuant to clause (x) above on such Settlement Date), withdraw, or order the transfer of, an amount equal to the product of the Trip Percentage on such Settlement Date and the remaining amount on deposit in the Special Interest Subaccount on such Settlement Date (after giving effect to any withdrawals from the Special Interest Subaccount pursuant to clauses (ix) and (x) above on such Settlement Date) to Trip by wire transfer to an account specified in writing to the Collateral Trustee by Trip and the remaining amount on deposit in the Special Interest Subaccount to the Administrator by wire transfer to an account specified in writing to the Collateral Trustee by the Administrator;

                   (xii) withdraw, or order the transfer of, the portion of the aggregate amount on deposit in the Interest Subaccount required to pay interest due and payable to the Lenders under subsection 2.13 of the Liquidity Agreement on such Business Day to the Administrative Agent, for the account of each Lender;

                 (xiii) withdraw, or order the transfer of, the portion of the aggregate amount on deposit in the Principal Subaccount required to pay the following (in the following order of priority):

                          (A) to the Administrative Agent, for the accounts of the applicable Non-Extending Lenders, the amount of any principal outstanding in respect of any Non-Pro Rata Revolving Loans;

                          (B) to the Commercial Paper Account, the amount payable in respect of Commercial Paper maturing on such day (after application of amounts retained in the Commercial Paper Account to repay maturing Commercial Paper and amounts withdrawn from the Non-Pro Rata Funding Account pursuant to subsection 5.6);

                          (C) to the Administrative Agent, for the account of each Lender, the amount of any principal due and payable on any Loan in accordance with the Liquidity Agreement;

                          (D) to an account of the Wholesale Master Trust specified in writing to the Collateral Trustee by the Borrower by wire transfer, subject to the satisfaction of the conditions set forth in subsection 5.7 of the Liquidity Agreement, an amount equal to the purchase price of the Trust Wholesale Certificate payable on such day pursuant to the Wholesale Purchase Agreement;

                          (E) to an account of the Wholesale Master Trust specified in writing to the Collateral Trustee by the Borrower by wire transfer, subject to the satisfaction of the conditions set forth in subsection 5.9 of the Liquidity Agreement, an amount equal to the Wholesale Certificate Advance for such day;

                          (F) to an account of Trip specified in writing to the Collateral Trustee by the Borrower by wire transfer, subject to the satisfaction of the conditions set forth in subsection 5.8 of the Liquidity Agreement, an amount equal to the initial Financing Loan Principal Amount or any increase in the Financing Loan Principal Amount, as the case may be, on such date;

                          (G) to an account of Trip specified in writing to the Collateral Trustee by the Borrower by wire transfer, subject to the satisfaction of the conditions set forth in subsection 5.6 of the Liquidity Agreement, an amount equal to the amount payable to Trip pursuant to Section 2.02 of the Receivables Purchase Agreement on such day;

                          (H) to the Certificate Distribution Account, an amount equal to the amount specified by the Administrator to be applied to reduce the Aggregate OTC Amount in accordance with subsection 5.5 of the Trust Agreement; and

                          (I) if such day is a Settlement Date on or after the Wind-Down Date, to the Certificate Distribution Account, the amount of any distributions required to be made in respect of the Trust Certificates in accordance with subsection 5.3(a) of the Trust Agreement.

                 (b) If subsection 5.3(a) is not applicable on any Business Day, then, to the extent possible, all Deposited Funds in the Spread Account and the Collateral Account shall be applied to make the following payments in the following order of priority:

                    (i) the full amount, on a pro rata basis, of (A) the principal of and interest on the Loans (other than Default Interest and Special Interest) to the Administrative Agent for the account of the Lenders, which shall be applied as and when the same becomes due and payable, and (B) the full amount of the Principal Component and the Interest Component with respect to all outstanding Commercial Paper to the Commercial Paper Account, which shall be applied as and when the same becomes due and payable, in accordance with the Depositary Agreement, and (C) to the Administrative Agent for the account of the Lenders all Commitment Fees payable pursuant to the Liquidity Agreement;

                    (ii) to the Certificate Distribution Account for the benefit of the Certificateholders, all principal and interest distributable on the Trust Certificates (other than Special Certificate Interest), whether or not then required to be distributed;

                   (iii) to the Administrative Agent, for the benefit of the relevant Lenders, all other amounts payable to such Lenders under the Liquidity Agreement (including, without limitation, all Lender Costs), all Special Interest and all Default Interest; and

                    (iv) to the Certificate Distribution Account, for the benefit of the relevant Certificateholders, all OTC Costs and all Special Certificate Interest payable to such Certificateholders.

                 (c) Any instruction delivered by the Borrower or the Depositary pursuant to this subsection 5.3 shall be effective upon receipt of written (which may include telecopy) or telephonic instructions (confirmed promptly in writing) from a Borrower Representative or, with respect to subsection

5.3(a)(xiii)(B), a Depositary Representative. The Collateral Trustee may conclusively rely on the instructions of the Borrower or (with respect to subsection 5.3(a)(xiii)(B), the Depositary), acting singly, in any instance; provided, however, that the Collateral Trustee may refrain from taking any action in any instance in which it receives incomplete, conflicting or inconsistent instructions from such parties. Any instruction given to the Collateral Trustee pursuant to this Section 5.3 shall set forth on the face thereof the specific amounts of the allocations, deposits, transfers or withdrawals addressed therein, and such other information as shall be sufficient to enable the Collateral Trustee to carry out the instruction in accordance with this Section 5.3. The Collateral Trustee shall promptly comply with any such instructions made by the Borrower or the Depositary in accordance with the provisions of this subsection 5.3; provided that any such instructions shall be given at or prior to the times required in the Liquidity Agreement and the Depositary Agreement. If the Collateral Account is held by an Eligible Institution other than the Collateral Trustee, a copy of each instruction given to the Collateral Trustee hereunder shall be given to such Eligible Institution.

                 5.4 Eligible Investments. (a) Moneys held in the Collateral Account, the Non-Pro Rata Funding Account, the Reserve Account and the Spread Account shall be invested and the proceeds of investments shall be reinvested by the Collateral Trustee in Eligible Investments pursuant to the written direction of the Borrower. On each Settlement Date, all interest and other investment earnings (net of losses and investment expenses) actually received since the prior Settlement Date on funds deposited in the Collateral Account, the Non-Pro Rata Funding Account, the Reserve Account and the Spread Account shall be transferred to the Settlement Subaccount and allocated in accordance with subsection 5.3(a). The Collateral Trustee shall not be responsible or liable for any loss resulting from the investment performance of an investment or reinvestment of moneys held in the Collateral Account, the Non-Pro Rata Funding Account, the Reserve Account and the Spread Account in Eligible Investments. The Collateral Trustee from time to time shall provide the Borrower and the Administrative Agent (and any Lender upon written request) with statements of account relative to the Collateral Account, the Non-Pro Rata Funding Account, the Reserve Account and the Spread Account in accordance with the Collateral Trustee's customary practices; provided that, to the extent that the information contained in such statements of account is supplied by an institution or institutions other than the Collateral Trustee, the Collateral Trustee shall not be responsible for the correctness or accuracy of the information received by it.

                 (b) Moneys held in the Collateral Account (other than the Special Interest Subaccount), the Non-Pro Rata Funding Account and the Reserve Account shall be invested in Eligible

Investments having maturities of no greater than one day. All such Eligible Investments shall be made in the name of, and shall be payable to, the Collateral Trustee.

                 (c) Moneys held in the Spread Account and the Special Interest Subaccount shall be invested in Eligible Investments having maturities of no later than the Business Day preceding the next Settlement Date. All such investments shall be made in the name of, and shall be payable to, the Collateral Trustee.

                 (d) The Collateral Trustee may liquidate any Eligible Investment when required to make an application pursuant to subsection 5.3 without liability for any losses incurred thereby. The Borrower agrees to use its reasonable efforts to schedule the maturity of such Eligible Investments so as to avoid the necessity of liquidating the same.

                 5.5 Security Interest in Commercial Paper Account. The Lenders and the Administrative Agent shall have a security interest in the Commercial Paper Account only to the extent that funds are on deposit in the Commercial Paper Account held by the Depositary after payment in full of all outstanding Commercial Paper and such funds will be promptly transferred by the Depositary to the Collateral Account in accordance with the Depositary Agreement.

                 5.6 Non-Pro Rata Funding Account. Amounts on deposit in the Non-Pro Rata Funding Account shall be withdrawn by the Collateral Trustee, upon notice from the Depositary, and transferred to the Commercial Paper Account on each day on which Commercial Paper matures. Such amounts shall be applied by the Depositary, prior to its application of any other funds then available to it, to pay maturing Commercial Paper. Each such notice from the Depositary shall set forth on its face the specific amount of the withdrawal, together with such other information as may be necessary for the Collateral Trustee to carry out the withdrawal.

                 5.7 Reserve Account. Amounts on deposit in the Reserve Account shall be withdrawn by the Collateral Trustee, upon receipt of instruction by the Borrower, the Depositor or the Administrator, on each day on which Refunding Loans are incurred by the Borrower in an amount equal to the product of (a) the aggregate of the Commitment Percentages of all Downgraded Lenders and (b) the aggregate amount of the Refunding Loans being incurred on such day. On each day on which Refunding Loans mature or are prepaid pursuant to the Liquidity Agreement, the Collateral Trustee shall, upon the receipt of instruction by the Borrower, the Depositor or the Administrator, transfer funds from the Principal Subaccount to the Reserve Account in an aggregate amount equal to the product of (i) the total amount being repaid on such date and (ii) the aggregate of the Commitment Percentages of all Downgraded Lenders. On each day on which Non-Pro Rata Reserve Account Loans mature or are to be prepaid pursuant to subsection 2.5(e), (f), (g), (h) or (i) of the Liquidity Agreement, the Collateral Trustee, upon the receipt of instructions by a Borrower Representative, shall transfer funds to the Downgraded Lender or Excluded Downgraded Lender (or, if required by subsection 2.5 of the Liquidity Agreement, to the Non-Pro Rata Funding Account) specified in such instructions in the amounts specified in such instructions. For purposes of subsection 5.3(a)(xiii)(C), when the Collateral Trustee is required to make distributions to the Administrative Agent, for the benefit of the Lenders, in respect of any payment of principal of any Refunding Loan, the duties of the Collateral Trustee and the Administrative Agent with respect to any Downgraded Lender during the period prior to such Lender's Expiry Date shall be satisfied by the transfer by the Collateral Trustee of all amounts owing to such Downgraded Lender into the Reserve Account to the extent of such Downgraded Lender's Required Reserve Account Funded Amount.

                 5.8 Certificate Reserve Account. (a) The Collateral Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of and under the control of the Collateral Trustee an Eligible Deposit Account (the "Certificate Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the sole benefit of the Certificateholders.

                 (b) The Collateral Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Reserve Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Reserve Account shall be under the sole dominion and control of the Collateral Trustee for the benefit of the Certificateholders.

                 (c) Trip may from time to time remit funds to the Collateral Trustee for deposit in the Certificate Reserve Account. The Collateral Trustee shall, upon receipt of any funds from the Depositor for deposit in the Certificate Reserve Account, deposit such funds in the Certificate Reserve Account. Amounts on deposit in the Certificate Reserve Account shall be invested and the proceeds of investments shall be reinvested by the Collateral Trustee in Eligible Investments having maturities no later than the Business Day preceding the next Settlement Date pursuant to the written direction of the Borrower. All such Eligible Investments shall be made in the name of, and shall be payable to, the Collateral Trustee. All interest and other investment earnings (net of losses and investment expenses) actually received on funds deposited in the Certificate Reserve Account shall be retained in the Certificate Reserve Account.

                 (d) In the event that (i) on any Settlement Date, the Monthly R.O.E. Amount with respect to such Settlement Date exceeds the amounts allocable to the Certificate Distribution Account pursuant to subsection 5.3 on such Settlement Date (other than the portion, if any, of such amounts allocable in respect of principal or OTC Costs) and (ii) the Aggregate OTC Amount on the Settlement Date immediately preceding such Settlement Date exceeded the Trust Asset Balance on such preceding Settlement Date, the Collateral Trustee, upon the receipt of instructions by a Borrower Representative, shall withdraw, or order the transfer of, an amount equal to the lesser of the amount of such insufficiency and the amount on deposit in the Certificate Reserve Account from the Certificate Reserve Account to the Certificate Distribution Account.

                 (e) On any Settlement Date on which the amount on deposit in the Certificate Reserve Account for such Settlement Date is greater than the Certificate Reserve Amount for such Settlement Date (after giving effect to any withdrawal to be made from the Certificate Reserve Account on such Settlement
Date), the Collateral Trustee, upon the receipt of instructions by a Borrower Representative, shall transfer the amount of such excess from the Certificate Reserve Account to an account of Trip specified in writing to the Collateral Trustee.


                 SECTION 6.  DEFAULT

                 6.1 Rights of the Collateral Trustee upon Default. If any Event of Default shall have occurred and be continuing, the Collateral Trustee shall, upon receipt by a Responsible Officer of the Collateral Trustee of notice thereof with a direction of the Administrative Agent on behalf of the Lenders (which direction shall be in writing (which may include telecopy)) withdraw amounts in the Collateral Account for application as herein provided and, subject to the provisions of the succeeding paragraph and subsection 6.2, may also exercise from time to time any rights and remedies available to it with respect thereto under applicable law. Any amounts obtained by the Collateral Trustee on account of or as a result of the exercise by the Collateral Trustee of any right of offset or banker's lien or right of attachment or garnishment with respect to any funds at any time and from time to time on deposit in, or otherwise to the credit of, the Collateral Account shall be held by the Collateral Trustee as additional collateral security for the repayment of the Obligations and shall be applied as provided in subsections 4.2 and 5.3.

                 If any Event of Default shall have occurred and be continuing, the Collateral Trustee, upon receipt by a Responsible Officer of the Collateral Trustee of notice thereof with a direction (which direction shall be in writing (which may include telecopy)) of the Administrative Agent on behalf of the Lenders shall exercise all rights, remedies, powers, privileges and claims of the Borrower under any Basic Document, including the right to give any consent, request, notice, direction, approval, extension or waiver under any Basic Document, and any right of the Borrower to take such action shall be suspended.

                 No holder of Commercial Paper shall have any right to require the Collateral Trustee to take or refrain from taking any action under this Agreement except as otherwise expressly stated herein.

                 6.2 Realization upon Assigned Collateral; Remedies. If any Event of Default shall have occurred and be continuing, the Collateral Trustee, upon receipt by a Responsible Officer of the Collateral Trustee of notice thereof with a direction (which direction shall be in writing (which may include telecopy)) of the Administrative Agent on behalf of the Lenders shall exercise any rights and remedies available to it under applicable law, including taking possession of the Assigned Collateral and assigning, optioning, discounting, disposing of or selling the whole, or from time to time any part of, the Assigned Collateral, by private or public sale or sales in such order or otherwise in such manner as the Administrative Agent may reasonably elect in its sole discretion (so long as such sale shall be conducted in a commercially reasonable manner); provided that, except upon receipt by a Responsible Officer of the Collateral Trustee of written notice of
(i) the occurrence of an Event of Default set forth in subsection 8(r) or (s) of the Liquidity Agreement or (ii) an order for relief under the federal Bankruptcy Code (Title 11, United States Code) having been entered in any case or proceeding relating to the Borrower, the Collateral Trustee shall not sell or otherwise liquidate the Assigned Collateral without the consent of the holders of a majority in outstanding face amount of the Trust Certificates unless the Administrative Agent, the Owner Trustee and the Depositary, respectively, shall certify to the Collateral Trustee that the proceeds of such sale or liquidation are sufficient to (a) repay the Obligations in full and (b) distribute to the Certificateholders the Aggregate OTC Amount and all other amounts to which they are entitled pursuant to the Trust Agreement; and provided, further, that the Collateral Trustee shall not sell or otherwise liquidate the Assigned Collateral without the consent of holders of 75% of the aggregate Principal Component of outstanding Commercial Paper Notes unless the Administrative Agent and the Depositary, respectively, shall certify to the Collateral Trustee that the proceeds of such sale or liquidation are sufficient to repay the Obligations in full (including accrued interest thereon).

                 The Collateral Trustee shall have, with respect to the Assigned Collateral, in addition to any other rights and remedies which may be available to it at law or in equity or pursuant to this Agreement or any other contract or agreement, all rights and remedies of a secured party under any applicable version of the UCC of the relevant jurisdictions relating to the Assigned Collateral, and it is expressly agreed that if the Collateral Trustee should proceed to dispose of, utilize or sell the Assigned Collateral, or any part thereof, in accordance with the provisions of such relevant versions of the UCC, ten Business Days' notice by the Collateral Trustee to the Borrower shall be deemed to be reasonable notice under any such provision requiring such notice.

                 The Borrower hereby expressly agrees that no notice of any sale or disposition of any Eligible Investments need be given. Any sale or other disposition of Assigned Collateral by the Collateral Trustee may be made on such commercially reasonable terms as the Administrative Agent may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Neither the Collateral Trustee nor the Administrative Agent shall incur any liability as a result of the sale of the Assigned Collateral, or any part thereof, at any private or public sale conducted in accordance with this Agreement. The Collateral Trustee or any Lender may buy any Assigned Collateral at any public sale conducted in accordance with this Agreement free of any right or equity of redemption of the Borrower, which right or equity is hereby waived or released. The Collateral Trustee shall provide each of the Rating Agencies prior notice of the date on which a public sale, or the date after which a private sale or other disposition, by the Collateral Trustee of any Assigned Collateral is intended to take place; provided, however, that the failure to give any such notice shall not in any way alter, modify or affect the obligations of the Borrower or the powers, obligations or liability of the Collateral Trustee.

                 The Collateral Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Assigned Collateral in its possession shall be to deal with it in a similar manner as the Collateral Trustee deals with similar property for its own account, subject to Section 9-207 of the applicable version of the UCC and subject to the protections and limitations on liability afforded to the Collateral Trustee under this Agreement. Neither the Collateral Trustee, nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Assigned Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Assigned Collateral, provided that it has acted in accordance with the instructions of the Majority Lenders or the Administrative Agent and in compliance with applicable law and this Agreement.

                 6.3 Waiver of Stays, etc. To the full extent that the Borrower may lawfully so agree, the Borrower agrees that it will not at any time plead, claim or take the benefit of any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force to prevent or delay the enforcement of this Agreement in accordance with its terms or the absolute sale of any portion of or all of the Assigned Collateral in accordance with this Agreement or the possession thereof by any purchaser at any sale under and in compliance with this Agreement, and the Borrower, for itself and all who may claim under the Borrower, as far as the Borrower now or hereafter lawfully may do so, hereby waives the benefit of all such laws.

                 6.4 Sale of Certain Collateral. The Borrower recognizes that the Collateral Trustee may be unable to effect a public sale of the Assigned Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, and instead may resort to one or more private sales of the Assigned Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such security for their own account for investment and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that any such private sale or sales may result in prices and other terms less favorable to the Borrower than if the disposition were made pursuant to a public sale and, notwithstanding such circumstances, agrees that any such private sale or sales made in an otherwise commercially reasonable manner shall not be deemed commercially unreasonable solely because of the private nature of such sales. Subject to the restrictions set forth in subsection 6.2, the Collateral Trustee shall be under no obligation to delay a sale of any of the Assigned Collateral for the period of time necessary to permit the issuer of any securities to register them for public sale under the Securities Act or under applicable state securities laws, even if such issuers would agree to do so.


                 SECTION 7.  THE COLLATERAL TRUSTEE

                 7.1 Acceptance of Trust. The Collateral Trustee, for itself and its successors, hereby accepts the trusts created by this Agreement upon and subject to the terms and conditions hereof.

                 7.2 Exculpatory Provisions. (a) The Collateral Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by the Borrower. The Collateral Trustee makes no representations as to the value or condition of the Assigned Collateral or any part thereof, or as to the title of the Borrower thereto or as to the security or perfection afforded by this Agreement, or as to the validity, execution (except its own execution), enforceability (except against itself), legality or sufficiency of this Agreement or the Obligations, and the Collateral Trustee shall incur no liability or responsibility in respect of any such matters. The Collateral Trustee shall not be responsible for insuring the Assigned Collateral or for the payment of taxes, charges or assessments or discharging of liens upon the Assigned Collateral or otherwise as to the maintenance of the Assigned Collateral, except as provided in subsection 6.2 as to the custody, safekeeping and physical preservation of the Assigned Collateral.

                 (b) The Collateral Trustee shall not be required to ascertain or inquire as to the performance by the Borrower of any of the covenants or agreements contained herein. Whenever it is necessary, or in the opinion of the Collateral Trustee advisable, for the Collateral Trustee to ascertain the amount of Obligations then held by Secured Parties, the Collateral Trustee may conclusively rely on a certificate of the Administrative Agent.

                 (c) Notwithstanding any provision in this Agreement to the contrary, the Collateral Trustee shall be under no obligation or duty to take any remedial or other action under this Agreement if taking such action
(i) would subject the Collateral Trustee to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Trustee to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Trustee receives first security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Agreement.

                 (d) Notwithstanding any other provision of this Agreement, the Collateral Trustee shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement except for its own negligence or willful misconduct.

                 7.3 Delegation of Duties. The Collateral Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, who may include officers and employees of the Borrower or any of the Lenders. The Collateral Trustee shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Collateral Trustee shall not be responsible for the supervision of or the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Collateral Trustee may enter into agreements with such agents or attorneys-in-fact in such form as it may deem necessary or advisable, and shall be entitled to amend, modify, or waive the provisions of such agreements from time to time.

                 7.4 Reliance by Collateral Trustee. (a) Whenever in the administration of this Agreement the Collateral Trustee shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Trustee's taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate delivered to the Collateral Trustee by a Borrower Representative in the case of the Borrower, a Depositary Representative in the case of the Depositary or by a Responsible Officer in the case of any other Person, and such certificate shall be full warrant to the Collateral Trustee for any action reasonably taken, suffered or omitted in reliance thereon, subject, however, to the provisions of subsection 7.5.

                 (b) The Collateral Trustee may consult with counsel, and any written opinion or advice of counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action reasonably taken or suffered by them hereunder in accordance therewith. The Collateral Trustee shall have the right at any time to seek instructions concerning the administration of this Agreement from any court of competent jurisdiction.

                 (c) The Collateral Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its negligence or willful misconduct, the Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of this Agreement. The Collateral Trustee may deem and treat the payee of any Commercial Paper Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Collateral Trustee. The Collateral Trustee shall be fully justified in failing or refusing to take any discretionary action under this Agreement unless it shall first receive such advice or concurrence of the Majority Lenders (or, to the extent that this Agreement expressly requires a higher percentage of Lenders, such higher percentage) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, provided, however, that nothing herein shall obligate the Collateral Trustee to obtain or seek the consent or advice of any of the Lenders, except to the extent otherwise expressly required by this Agreement; and provided, further, that from and after the date on which the Collateral Trustee receives written notice from the Administrative Agent that the Obligations have been paid in full and the Commitments have been terminated, any advice or instructions with respect to actions by the Collateral Trustee shall be given by the Owner Trustee, at the direction of the Certificateholders, rather than the Lenders; and provided, further that nothing herein shall permit the Collateral Trustee to fail to take any action required to be taken by it in accordance with the terms of this Agreement. The Collateral Trustee shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Lenders (or, to the extent that this Agreement expressly requires a higher percentage of Lenders, such higher percentage), or the Administrative Agent on their behalf (or, upon payment of the Obligations and termination of the Commitments, the Owner Trustee, at the direction of the Certificateholders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders, all holders of Commercial Paper, all Persons who thereafter become obligated to make Loans under the Liquidity Agreement, all future holders of Commercial Paper Notes and all future Certificateholders.

                 (d) Notwithstanding any other provision of this Agreement to the contrary, the Collateral Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Trustee by this Agreement or expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, whether at the request or direction of the Majority Lenders or the Administrative Agent on the Lenders' behalf pursuant to this Agreement or otherwise, unless the Collateral Trustee first shall have been provided adequate security and indemnity reasonably satisfactory to it against the reasonable costs, expenses (including reasonable attorneys' fees and expenses) and liabilities which may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Collateral Trustee.

                 (e) Upon any application or demand by the Borrower (except to the extent any such application or demand which is expressly permitted to be made orally) to the Collateral Trustee to take or permit any action under any of the provisions of this Agreement, the Administrator shall furnish to the Collateral Trustee a certificate of a Responsible Officer stating that all conditions precedent, if any, provided for in this Agreement or in the Liquidity Agreement relating to the proposed action have been complied with, and in the case of any such application or demand as to which the furnishing of any document is specifically required by any provision of this Agreement relating to such particular application or demand, such additional document shall also be furnished.

                 7.5      Limitations on Duties of Collateral Trustee.  (a)
The Collateral Trustee shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless a Responsible Officer of the Collateral Trustee has received written notice from the Administrative Agent, a Lender or the Borrower or has otherwise obtained actual knowledge referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default" and the Collateral Trustee shall be permitted to assume that no Default or Event of Default has occurred in the absence of such notice or knowledge. The Collateral Trustee shall take such action with respect to such Default or Event of Default as shall be directed by the Administrative Agent; provided that, unless and until a Responsible Officer of the Collateral Trustee shall have received such directions, the Collateral Trustee may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Secured Parties. Unless an Event of Default has occurred and is continuing, and the Collateral Trustee has received written notice thereof, the Collateral Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Collateral Trustee. If and so long as an Event of Default has not occurred, the Collateral Trustee shall, subject and pursuant to the terms of this Agreement, exercise the rights and powers vested in it by this Agreement, and shall not be liable with respect to any action taken by it, or omitted to be taken by it, in accordance with the direction of the Administrative Agent or the Majority Lenders (or, to the extent a higher percentage is expressly required by this Agreement, at the direction of such higher percentage) or, after the Obligations have been fully paid and satisfied, in accordance with the direction of the Owner Trustee acting at the request of Certificateholders holding Trust Certificates representing more than 50% of the Aggregate OTC Amount. If and so long as an Event of Default has occurred and is continuing, the Collateral Trustee shall exercise the rights and powers vested in it only to the extent requested to do so by the Administrative Agent or the Majority Lenders (or, to the extent a higher percentage is expressly required by this Agreement, at the direction of such higher percentage), or, after the Obligations have been fully paid and satisfied, only to the extent requested to do so by the Owner Trustee acting at the request of Certificateholders holding Trust Certificates representing more than 50% of the Aggregate OTC Amount, and shall not be liable with respect to any action taken by it, or omitted to be taken by it, in accordance with the direction of the Administrative Agent or the Owner Trustee, as applicable.

                 (b) Except as herein otherwise expressly provided, the Collateral Trustee shall not be under any obligation to take any action which is discretionary under the provisions hereof except upon the written request of the Administrative Agent on behalf of the Majority Lenders (or, to the extent that this Agreement expressly requires a higher percentage of Lenders, such higher percentage). The Collateral Trustee shall make available for inspection and copying by the Administrative Agent and each Lender during normal business hours, upon reasonable request and at the expense of the Borrower, at offices designated by the Collateral Trustee, each certificate or other paper furnished to the Collateral Trustee by the Borrower under or in respect of this Agreement or any of the Assigned Collateral.

                 (c) No provision of this Agreement shall be deemed to impose any duty or obligation on the Collateral Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Collateral Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Collateral Trustee in such jurisdiction or imposes a tax on the Collateral Trustee by reason thereof. No permissive power or authority available to the Collateral Trustee shall be construed to be a duty.

                 7.6 Moneys to be Held in Trust. All moneys received by the Collateral Trustee under or pursuant to any provision of this Agreement (except Collateral Trustee fees, expenses and indemnity payments) shall be held in trust for the purposes for which they were paid or are held. The Collateral Trustee shall be responsible only for moneys actually received by it and all payments and credits shall be conditional upon clearance and actual receipt of final payment and any instructions required by this Agreement.

                 7.7      Resignation and Removal of the Collateral Trustee.
(a) The Collateral Trustee may at any time, by giving written notice to the Administrative Agent, the Administrator, the Borrower, the Owner Trustee and the Rating Agencies, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Trustee, (ii) the acceptance of such appointment by such successor Collateral Trustee and (iii) the approval of such successor Collateral Trustee evidenced by one or more instruments signed by the Administrative Agent, which approval shall not be unreasonably withheld or delayed. The Administrative Agent is authorized to appoint a successor Collateral Trustee subject to the approval of the Administrator and the holders of the majority in principal amount of the Trust Certificates, which approvals shall not unreasonably be withheld or delayed. If no successor Collateral Trustee shall be appointed and shall have accepted such appointment within 90 days after the Collateral Trustee gives the aforesaid notice of resignation, the Collateral Trustee or the Borrower, the Administrative Agent or the Administrator may apply to any court of competent jurisdiction to appoint a successor Collateral Trustee to act until such time, if any, as a successor Collateral Trustee shall have been appointed as provided in this subsection
7.7. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Trustee appointed by the Administrative Agent as provided in this subsection 7.7. The Administrative Agent may, at any time upon giving 30 days' prior written notice thereof to the Collateral Trustee, the Administrator, the Borrower and the Rating Agencies, remove the Collateral Trustee and appoint a successor Collateral Trustee, such removal to be effective upon the acceptance of such appointment by the successor and the approval of such successor by the Administrator and the holders of the majority in principal amount of the Trust Certificates, which approvals shall not unreasonably be withheld or delayed. Any Collateral Trustee shall be entitled to all Collateral Trustee fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal becomes effective, and the protections of subsection 9.5(b) with respect to any indemnified liabilities (as defined in such subsection 9.5(b)) to the extent incurred or arising, or relating to events occurring, before such resignation or removal shall survive.

                 (b) If at any time the Collateral Trustee shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Trustee for any other cause, a successor Collateral Trustee may be appointed by the Administrative Agent as set forth in subsection 7.7(a). The powers, duties, authority and title of the predecessor Collateral Trustee as set forth in subsection 7.7(a) shall be terminated and canceled without procuring the resignation of such predecessor and without any other formality (except as may be required by applicable law) than appointment and designation of a successor in writing duly acknowledged and delivered to the predecessor, the Administrator, the Owner Trustee and the Rating Agencies and the Borrower. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Administrative Agent, the Borrower, or the successor, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and shall deliver all Assigned Collateral held by it or its agents to such successor without recourse. Should any deed, conveyance or other instrument in writing from the Borrower be required by any successor Collateral Trustee for more fully and certainly vesting in such successor the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the successor Collateral Trustee any and all such deeds, conveyances and other instruments in writing shall, on request of such successor, be executed, acknowledged and delivered by the Borrower. If the Borrower shall not have executed and delivered any such deed, conveyance or other instrument within 10 days after it received a written request from the successor Collateral Trustee to do so, or if an Event of Default has occurred and is continuing, the predecessor Collateral Trustee may execute the same on behalf of the Borrower. The Borrower hereby appoints any predecessor Collateral Trustee as its agent and attorney-in-fact to act for it as provided in the next preceding sentence. No predecessor Collateral Trustee shall be liable for any acts or omissions of any successor Collateral Trustee.

                 7.8 Status of Successor Collateral Trustee. Every successor Collateral Trustee appointed pursuant to subsection 7.7 shall satisfy the requirements of Rule 3a-7(a)(4) under the Investment Company Act of 1940, as amended. The Collateral Trustee is, and every successor Collateral Trustee shall be, a bank or trust company in good standing and having power to act as Collateral Trustee hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal corporate trust office within the 48 contiguous States and rated investment grade by S&P and Moody's and each other Rating Agency then rating such institution or deemed otherwise acceptable by the Rating Agencies and shall also have capital, surplus and undivided profits of not less than $50,000,000, if, in the case of any successor Collateral Trustee, there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust hereunder upon reasonable or customary terms.

                 7.9 Merger of the Collateral Trustee. Any Person into which the Collateral Trustee may be merged, or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Collateral Trustee shall be a party, shall be Collateral Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

                 7.10      Co-Collateral Trustee; Separate Collateral Trustees.
(a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Assigned Collateral shall be located, or to avoid any violation of law or imposition on the Collateral Trustee of taxes by such jurisdiction not otherwise imposed on the Collateral Trustee, or the Collateral Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Parties, or the Administrative Agent shall in writing so request the Collateral Trustee and the Borrower, or the Collateral Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Trustee and the Borrower shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustee and the Borrower, either to act as co-trustee or co-trustees of all or any of the Assigned Collateral under this Agreement, jointly with the Collateral Trustee originally named herein or any successor Collateral Trustee, or to act as separate trustee or trustees of any of the Assigned Collateral. Any separate trustee and any separate co-trustee appointed pursuant to this subsection 7.10 shall agree in writing to be bound by subsection 9.13. If the Borrower shall not have joined in the execution of such instruments and agreements within 10 days after it receives a written request from the Collateral Trustee to do so, or if an Event of Default has occurred and is continuing, the Collateral Trustee may act under the foregoing provisions of this subsection 7.10(a) without the concurrence of the Borrower and execute and deliver such instruments and agreements on behalf of the Borrower. The Borrower hereby appoints the Collateral Trustee as its agent and attorney-in-fact to act for it under the foregoing provisions of this subsection 7.10(a) in either of such contingencies. The Collateral Trustee shall notify the Rating Agencies of the appointment of a separate trustee or co-trustee.

                 (b) Every separate trustee and every co-trustee, other than any successor Collateral Trustee appointed pursuant to subsection 7.7, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

                    (i) all rights, powers, duties and obligations conferred upon the Collateral Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Trustee or any agent appointed by the Collateral Trustee;

                    (ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustee hereunder shall be conferred or imposed and exercised or performed by the Collateral Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Trustee shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Trustee which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

                   (iii) no power given hereby to, or which it is provided herein or therein may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees, shall be exercised hereunder or thereunder by such co-trustee or co-trustees or separate trustee or separate trustees except jointly with, or with the consent in writing of, the Collateral Trustee, anything contained herein to the contrary notwithstanding;

                    (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                    (v) the Borrower and the Collateral Trustee, at any time, by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case, by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If the Borrower shall not have joined in the execution of any such instrument within 10 days after it receives a written request from the Collateral Trustee to do so, or if an Event of Default has occurred and is continuing, the Collateral Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Borrower, the Borrower hereby appointing the Collateral Trustee its agent and attorney-in-fact to act for it in such connection in such contingency. If the Collateral Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Collateral Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by the Borrower and the Collateral Trustee, or by the Collateral Trustee alone pursuant to this subsection 7.10(b).

                 7.11 Duties to Certificateholders. Notwithstanding anything to the contrary contained in this Agreement, upon payment in full of the Obligations and termination of the security interests of the Secured Parties referred to in subsection 4.1, the Collateral Trustee shall continue to hold the Assigned Collateral and perform its obligations with respect thereto in accordance with the terms hereof for the exclusive benefit of the Certificateholders and the Trust on their behalf and this Agreement, the assignment of the Assigned Collateral to the Collateral Trustee and the obligations of the Collateral Trustee under this Agreement shall remain in effect until terminated pursuant to subsection 9.7. Upon payment of the Obligations and termination of the security interests of the Secured Parties, the Collateral Trustee hereby agrees that the Owner Trustee, on behalf of the Certificateholders, shall succeed to all rights of the Secured Parties, or any of them, hereunder without the need for any further action by such parties.

                 7.12 Confidentiality. The Collateral Trustee agrees to keep confidential all non-public information provided to it pursuant to the Basic Documents; provided that nothing herein shall prevent the Collateral Trustee from disclosing any such information (i) to its Affiliates, employees, directors, agents, attorneys, accountants and other professional advisors in connection with the transactions contemplated by the Basic Documents, (ii) upon the request or demand of any Governmental Authority having jurisdiction over the Collateral Trustee, (iii) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (iv) which has been publicly disclosed other than in breach of this Agreement, or (v) in connection with the exercise of any remedy hereunder.


                 SECTION 8.  AMENDMENTS, MODIFICATIONS, WAIVERS
                             AND CONSENTS

                 No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor any consent to any departure by the Borrower from any provision of this Agreement, shall be effective unless the same shall be in writing and signed on behalf of the Collateral Trustee, the Administrative Agent (at the direction of the Majority Lenders) and the Borrower; provided, that the written consent of all Lenders shall be necessary to the extent that any such amendment, modification, supplement, termination, waiver or consent releases the security interest created hereunder in respect of any of the Assigned Collateral or affects Section 2, subsection 5.2 or 5.5 or this Section 8; and provided, further, that the written consent of the Required Lenders shall be necessary to the extent that any such amendment, modification, supplement, termination, waiver or consent affects subsection 5.3; and provided, further, that each Rating Agency shall have confirmed in writing that such amendment, modification, supplement, termination or waiver shall not result in a downgrading or withdrawal of the ratings assigned to the Commercial Paper and the Trust Certificates by any Rating Agency.


                 SECTION 9.  MISCELLANEOUS

                 9.1 Authority of the Administrator. Each of the parties to this Agreement acknowledges that the Borrower and the Owner Trustee have each appointed the Administrator to act as its agent to the extent set forth in the Basic Documents. Unless otherwise instructed by the Borrower, copies of all notices, requests, demands and other documents to be delivered to the Borrower or the Owner Trustee pursuant to the terms hereof shall be delivered to the Administrator. Unless otherwise instructed by the Borrower or the Owner Trustee, all notices, requests, demands and other documents to be executed or delivered, and any action to be taken, by the Borrower or the Owner Trustee pursuant to the terms hereof may be executed, delivered and/or taken by the Administrator pursuant to the Administration Agreement.

                 9.2 Further Assurances. The Borrower agrees that it will join with the Collateral Trustee in executing and, at its own expense, file and refile or permit the Administrative Agent to file and refile, such financing statements, continuation statements and other documents (including this Agreement) in such offices as it or the Collateral Trustee may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the rights and interests granted to the Collateral Trustee hereby, and hereby authorizes the

Administrative Agent to file financing statements and amendments thereto and continuation statements relative to all or any part thereof without the signature of the Borrower where permitted by law, and agrees to do such further acts and things, and to execute and deliver to the Collateral Trustee such additional assignments, agreements, powers and instruments, as the Collateral Trustee reasonably determines to be necessary to carry into effect the purposes of this Agreement or to better assure and confirm unto the Collateral Trustee its rights, powers and remedies hereunder. The Borrower shall deliver to the Collateral Trustee no later than 100 days after the end of each fiscal year, beginning with fiscal year 1995, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights and interests granted to the Collateral Trustee hereby, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such rights and interests.

                 9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Collateral Trustee, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 9.4 Notices, etc. All notices, instructions, directions, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case the Collateral Trustee, and as set forth in subsection 10.2 of the Liquidity Agreement in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Collateral Trustee:  BANKERS TRUST COMPANY
                                  Four Albany Street
                                  New York, New York 10006
                                  Attention:  Corporate Trust
                                                   and Agency Group/
                                                   Corporate Market
                                                   Services
                                  Telecopy No:     (212) 250-6392 or
                                                   (212) 250-6961

                 9.5 Fee; Payment of Expenses and Taxes. (a) The Borrower agrees to pay to the Collateral Trustee an annual fee in the amount agreed to in, or determined by the terms agreed to in, the letter agreement between the Borrower and the Collateral Trustee. Such fee shall be payable on the Effective Date and subsequently on each anniversary of the Effective Date. The Administrator has agreed to pay pursuant to subsection 2.5(a)(vi) of the Administration Agreement from its own funds any amounts payable by the Borrower under this subsection 9.5(a).

                 (b) The Borrower agrees (i) to pay or reimburse the Collateral Trustee for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, this Agreement and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Collateral Trustee, (ii) to pay or reimburse the Collateral Trustee for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Collateral Trustee, (iii) to pay, indemnify and hold the Collateral Trustee (which shall include its directors, officers, employees and agents) harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of, any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents and (iv) to pay, indemnify and hold the Collateral Trustee (and its officers, directors, employees and agents), the Administrative Agent and each other Secured Party harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any such other documents (all the foregoing in clauses (i) through (iv), collectively, the "indemnified liabilities"); provided that the Borrower shall have no obligation hereunder to the Collateral Trustee, the Administrative Agent or any other Secured Party with respect to indemnified liabilities arising from the negligence or willful misconduct of such Person. The agreements in this subsection shall survive the termination of this Agreement or any resignation or removal of the Collateral Trustee. The Administrator has agreed to pay pursuant to subsection 2.5(a)(vii) of the Administration Agreement from its own funds any amounts payable by the Borrower under this subsection 9.5(b).

                 9.6 Collateral Trustee Appointed Attorney-in-Fact. The Borrower hereby appoints the Collateral Trustee its attorney-in-fact, with full power of substitution, for the purpose of taking such action and executing agreements, instruments and other documents, in the name of the Borrower, as expressly provided herein and as the Collateral Trustee, the Administrative Agent or the Lenders may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable.

                 9.7 Termination. The assignments, pledges and security interests created or granted pursuant to this Agreement in favor of the Secured Parties shall terminate when (a) all Obligations shall have been fully paid and satisfied and (b) the Commitments and obligations of the Lenders under the Liquidity Agreement and related documents have terminated, after which time the Collateral Trustee shall hold the Assigned Collateral in trust for the benefit of the Borrower and the Certificateholders exclusively. Upon distribution to the Certificateholders of all amounts to be distributed to them pursuant to the Trust Agreement and subsection 5.3, this Agreement shall terminate and the Collateral Trustee shall reassign (without recourse upon, or any warranty whatsoever by, the Collateral Trustee) and deliver to the Borrower all Assigned Collateral and documents then in the custody or possession of the Collateral Trustee and, if requested by the Borrower, shall execute and deliver to the Borrower for filing in each office in which any financing statement relative to the Assigned Collateral or the agreements relating thereto or any part thereof shall have been filed, a termination statement under the relevant UCC releasing the Collateral Trustee's interest therein, and such other documents and instruments as the Borrower may reasonably request, all without recourse upon or warranty whatsoever by, the Collateral Trustee, and at the cost and expense of the Borrower.

                 The Borrower and the Collateral Trustee hereby agree that, (i) if any funds remain on deposit in the Collateral Account after the payment in full of all of the Obligations and the distribution to the Certificateholders of all amounts to be distributed to them pursuant to the Trust Agreement and subsection 5.3, such amounts shall be released by the Collateral Trustee and paid to the Borrower and (ii) if any funds remain on deposit in the Spread Account or the Certificate Reserve Account after the payment in full of all of the Obligations and the distribution to the Certificateholders of all amounts to be distributed to them pursuant to the Trust Agreement and subsection 5.3, such amounts shall be released by the Collateral Trustee and paid to Trip.

                 9.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Borrower, the Collateral Trustee, the Administrative Agent, the other Secured Parties and, to the extent expressly provided herein, the Certificateholders and their respective successors and assigns except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                 9.9 Execution in Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be held on file by the Administrator and the Borrower Representative.

                 9.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 9.11 Integration. This Agreement represents the agreement of the Borrower, the Collateral Trustee, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Trustee, the Administrative Agent or the other Secured Parties relative to subject matter hereof not expressly set forth or referred to herein or in the other Basic Documents.

                 9.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 9.13 No Bankruptcy Petition. The Collateral Trustee and, by accepting the benefits hereof, the Administrative Agent, the Secured Parties and the Certificateholders each hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of all Obligations and the distribution to the Certificateholders of all amounts to be distributed to them pursuant to the Trust Agreement, it will not institute against, or join any other Person in instituting against, the Borrower, Trip, NLC, NFSC, the Wholesale Master Trust or the Dealer Note Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. Nothing in this subsection 9.13 shall preclude, or be deemed to estop, the Collateral Trustee or such other Persons (a) from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Borrower, Trip, NLC, NFSC, the Wholesale Master Trust or the Dealer Note Trust under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Borrower, Trip, NLC, NFSC, the

Wholesale Master Trust or the Dealer Note Trust which is filed or commenced by or on behalf of a Person other than the Collateral Trustee (or any Person to which the Collateral Trustee shall have assigned, transferred or otherwise conveyed any part of the obligations of the Borrower or Trip hereunder) under or pursuant to any such law.

                 9.14 Limited Recourse. The obligations of the Borrower under this Agreement are solely the obligations of the Borrower. No recourse shall be had for the payment of any amount owing in respect of the Obligations or for the payment of any fee or other obligation or claim arising out of or based upon this Agreement against any stockholder, holder of any beneficial interest, trustee, employee, officer, director or incorporator of the Borrower. For purposes of this subsection 9.14 the term "stockholder" shall mean and include such stockholder and all Affiliates, any employee, officer, director, incorporator, shareholder or beneficial owner of such stockholder.

                 9.15 Available Information. The Collateral Trustee shall hold all Schedules of Retail Receivables, all Schedules of Lease Receivables and a schedule identifying all Trip Receivables and a schedule identifying all Trust Receivables and a copy of the Receivables Purchase Agreement, the Lease Receivables Purchase Agreement, the Receivables Purchase Agreement, the Collateral Trust Agreement and the Financing Loan and Security Agreement for examination by interested parties during normal business hours at its principal corporate trust office.

                 9.16 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Chemical Bank Delaware, not individually or personally but solely as trustee of the Borrower, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Borrower is made and intended not as personal representations, undertakings and agreements by Chemical Bank Delaware but is made and intended for the purpose for binding only the Borrower and (c) under no circumstances shall Chemical Bank Delaware be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Agreement or the other Basic Documents.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in New York, New York by their respective officers thereunto duly authorized, as of the date first above written.

                                          NFC ASSET TRUST

                                          By: CHEMICAL BANK DELAWARE, not in
                                              its individual capacity but
                                              solely as Owner Trustee



                                          By: /s/ John Cashin
                                              --------------------------------
                                              Title: Senior Trust Officer


                                          BANKERS TRUST COMPANY, not in its
                                          individual capacity but solely as
                                          Collateral Trustee



                                          By: /s/ Kathleen Boyd
                                              --------------------------------
                                              Title: Vice President